Exhibit 99.1

CVR ENERGY REPORTS 2012 FIRST QUARTER RESULTS

Company Reports Strong Operating Results Before Unrealized Loss on Derivatives

SUGAR LAND, Texas (May 1, 2012) — CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a majority owner of a nitrogen fertilizer products manufacturer, today reported a first quarter 2012 net loss of $25.2 million, or a loss of 29 cents per diluted share, on net sales of $1,968.6 million, compared to first quarter 2011 net income of $45.8 million, or 52 cents per fully diluted share, on net sales of $1,167.3 million. Strong operating results for the first quarter of 2012 were offset by an unrealized loss before tax on derivatives of $128.1 million.

Operating income for the first quarter of 2012 was $140.5 million, up from $109.6 million in the same quarter of 2011. Operating income for the quarter was positively impacted by several factors, including increases in crack spreads and beneficially wide crude oil differentials, a shorter-than-planned turnaround at the Coffeyville refinery and strong operating results from the Wynnewood refinery during its first full quarter of operations as a CVR Energy company.

Adjusted net income, a non-GAAP financial measure, was $67.1 million, or 76 cents per diluted share for the first quarter of 2012, compared to $49.5 million, or 56 cents per diluted share for the first three months of 2011. As shown in the Reconciliation of Net Income (loss) to Adjusted Net Income table in this release, significant net-of-tax adjustments in the first quarter of 2012 included an unrealized loss on derivatives of $77.7 million, major scheduled turnaround expenses of $12.7 million, and expenses associated with the proxy matter of $9.0 million, partially offset by an $11.7 million favorable impact from first-in, first-out (FIFO) inventory accounting.

“We are pleased that CVR Energy’s businesses turned in strong operational performance for the first quarter of 2012, although our results were impacted by the turnaround at our Coffeyville refinery, which was completed ahead of schedule and under budget, and by product pipeline shipping limitations in our group during the quarter,” said Jack Lipinski, CVR Energy’s chief executive officer.  “At the same time, our Coffeyville and Wynnewood refineries benefited from the favorable crack spread environment. As we enter the second quarter, we expect to achieve strong financial results driven by solid operating performance, continuing wide crack spreads and differentials between Brent and WTI crudes.

“Additionally, the nitrogen fertilizer segment operated by CVR Partners had a good first quarter,” he said. “The company reported today that it has increased its 2012 cash distributions guidance.

“Looking ahead, our refineries are running at or above their stated capacities and we reasonably expect a favorable pricing environment to continue for both of our business segments,” Lipinski said.

Petroleum Business

The petroleum business, which includes the Coffeyville and Wynnewood refineries, reported first quarter 2012 operating income of $134.9 million, and adjusted EBITDA, a non-GAAP financial measure, of $144.9 million, on net sales of $1,898.5 million, compared to operating income in the same quarter a year earlier of $105.7 million, and adjusted EBITDA of $91.7 million, on net sales of $1,111.3 million.  In addition to reporting the impact of the first full quarter of operations for the Wynnewood refinery, first quarter 2012 operating income was also impacted by the Coffeyville refinery turnaround, which resulted in major scheduled turnaround expenses of $21.0 million, as compared to $3.1 million for the same category in the first quarter of 2011.

First quarter 2012 throughput of crude oil and all other feedstocks and blendstocks totaled 155,385 barrels per day (bpd), compared to 105,557 bpd for the same period in 2011. Crude oil throughput for the first quarter 2012 averaged 146,658 bpd per day compared with 98,684 bpd for the same period in 2011. The year-over-year increase in throughput was mostly driven by the addition of the Wynnewood refinery and offset in part by the reduction in throughput from the Coffeyville refinery turnaround in the first quarter of 2012.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $18.62 in the first quarter 2012, an increase from $17.91 during the same period in 2011. The increase was driven by a stronger crack spread and crude differential environment.  Gross profit per crude oil throughput barrel dropped to $11.15 in the first quarter 2012, as compared to $13.36 during the same period in 2011, primarily due to higher operating expenses and lower throughput volumes resulting from the Coffeyville turnaround.

Direct operating expense per barrel sold, exclusive of depreciation and amortization, for the first quarter 2012 was $6.51, up from $4.88 in the first quarter 2011, also attributable to the higher operating expenses and lower throughput volumes resulting from the Coffeyville turnaround.

Coffeyville Refinery

The first quarter 2012 results noted above were impacted by completion of the refinery turnaround at Coffeyville. The refinery was fully operational by late March and was operating at approximately 117,000 bpd of crude throughput as of April 30, 2012.

The Coffeyville refinery reported first quarter 2012 operating income of $67.8 million on net sales of $1,295.7 million, compared to $106.3 million of operating income on net sales of $1,111.1 million for the first quarter of 2011. First quarter 2012 crude oil throughput totaled 88,403 bpd, compared to 98,684 bpd in the first quarter of 2011. Refining margin per crude oil throughput barrel for the first quarter of 2012 was $19.82, compared to $20.38 for the same period in 2011. Gross profit per crude oil throughput barrel was $9.73 in the first quarter of 2012, compared to $13.43 for the 2011 first quarter. The refining margin adjusted for FIFO impact was

$144.3 million for the first three months of 2012, compared to $159.0 million for the same period in 2011. Direct operating expense per barrel sold for the quarter was $6.88, compared to $4.89 for the 2011 first quarter. Excluding expenses related to the refinery turnarounds, direct operating expense per barrel sold was $4.71 in the 2012 first quarter and $4.55 in the same quarter of 2011.

Wynnewood Refinery

The first quarter of 2012 represented the first full quarter of operating the Wynnewood refinery since acquiring it in December 2011. For the quarter, the refinery’s crude oil throughput totaled 58,255 bpd after the impact of a maintenance-related partial refinery shutdown during the second half of January. The refinery was restored to full operations in early February and was running crude throughput of approximately 69,000 bpd as of April 17, 2012.

The refinery’s first quarter 2012 operating income was $67.5 million on net sales of $825.5 million. The refining margin adjusted for FIFO impact in the first quarter 2012 was $103.8 million and direct operating expense per barrel sold for the quarter was $4.28.

Nitrogen Fertilizers Business

The fertilizer business operated by CVR Partners, LP reported first quarter 2012 net income of $30.2 million, on net sales of $78.3 million, compared to net income of $16.7 million on net sales of $57.4 million for the 2011 first quarter.  Adjusted EBITDA was $38.0 million for the first quarter of 2012 compared to $25.9 million in the first quarter of 2011.

CVR Partners produced 89,300 tons of ammonia during the first quarter of 2012, of which 25,000 net tons were available for sale while the rest was upgraded to 154,600 tons of more highly valued UAN.  In the 2011 first quarter, the plant produced 105,300 tons of ammonia with 35,200 net tons available for sale with the remainder upgraded to 170,600 tons of UAN.

First quarter 2012 average realized plant gate prices for ammonia and UAN were $613 per ton and $313 per ton respectively, compared to $564 per ton and $207 per ton for the same period in 2011.

Cash and Debt

Consolidated cash and cash equivalents, which included $225.6 million for CVR Partners, increased to $500.9 million at the end of the first quarter of 2012, compared to $388.3 million at the end of 2011, due in part to increased cash flows in the petroleum business.  Consolidated long-term debt at the end of the 2012 first quarter, which included $125.0 million for CVR Partners, remained nearly unchanged at $852.9 million.

Other Information

As previously announced, CVR Energy has signed a transaction agreement with Carl C. Icahn and certain entities under his control that would permit Mr. Icahn to complete his tender offer for $30 in cash per share plus a “contingent cash payment” right (CCP), if he obtains a majority of the shares.  The tender offer period remains open and is set to close at 11:59 p.m. Eastern time on

Friday, May 4, 2012.  CVR Energy’s Board of Directors is not recommending that stockholders tender into Mr. Icahn’s offer and continues to believe CVR Energy’s potential long-term value exceeds $30 per share.  But the Board also understands that many of the company’s stockholders may prefer to realize value in the near term and would consider the offer, as revised, an attractive near-term alternative.  Accordingly, by entering into the transaction agreement the Board obtained several significant protections for stockholders and decided to permit CVR Energy stockholders to determine whether or not they wish to sell their shares at the price offered by Mr. Icahn. If the offer is completed, Mr. Icahn has agreed to immediately provide a subsequent 10-business day offering period during which stockholders who did not initially tender but do not wish to be stockholders in the company after the change of control could tender any remaining outstanding shares for the same offer price plus the CCP.  If at any time Mr. Icahn owns 90% of the outstanding shares, he will complete a short-form merger under Delaware law pursuant to which all remaining outstanding shares will be cancelled in exchange for receiving the same per share consideration as paid in the tender offer plus the CCP.  If a majority of shares (taking into account those already owned by Mr. Icahn) are not tendered into his offer, Mr. Icahn will terminate his offer and his pending proxy contest for control of the CVR Energy Board of Directors.

# # #

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan., and Wynnewood, Okla., with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving Kansas, Oklahoma, western Missouri, southwestern Nebraska and Texas.  In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

Important Additional Information

In response to the tender offer (as amended) commenced by Mr. Icahn and certain entities under his control, the Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) and certain amendments thereto.  CVR ENERGY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS AMENDED), BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (as amended), which was first filed on March 1, 2012, as well as any other documents filed by the Company, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

In addition, the Company may file a definitive proxy statement with the SEC for the 2012 annual meeting of stockholders.  Such definitive proxy statement will be mailed to stockholders of CVR Energy.  CVR ENERGY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and in the “Investor Relations” section of the Company’s website at www.cvrenergy.com.  However, if the short-form merger described in the transaction agreement is consummated, the 2012 annual meeting will not take place.

For further information, please contact:

Investor Relations:

Ed Morgan

CVR Energy, Inc.

281-207-3388

or

Jay Finks

CVR Energy, Inc.

281-207-3588

InvestorRelations@CVREnergy.com

Media Relations:

Angie Dasbach

CVR Energy, Inc.

913-982-0482

MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended March 31,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$1,968.6	$1,167.3	$801.3	68.6%
Cost of product sold	1,635.2	936.8	698.4	74.6
Direct operating expenses	115.5	68.4	47.1	68.9
Insurance recovery — business interruption	—	(2.9)	2.9	—
Selling, general and administrative expenses	45.3	33.4	11.9	35.6
Depreciation and amortization	32.1	22.0	10.1	45.9
Operating income	140.5	109.6	30.9	28.2
Interest expense and other financing costs	(19.2)	(13.2)	(6.0)	45.5
Gain (loss) on derivatives, net
Realized	(19.1)	(18.8)	(0.3)	1.6
Unrealized	(128.1)	(3.3)	(124.8)	3,781.8
Loss on extinguishment of debt	—	(1.9)	1.9	—
Other income, net	0.1	0.5	(0.4)	(80.0)
Income (loss) before income tax expense (benefit)	(25.8)	72.9	(98.7)	(135.4)
Income tax expense (benefit)	(9.8)	27.1	(36.9)	(136.2)
Net income (loss)	(16.0)	45.8	(61.8)	(134.9)
Net income attributable to noncontrolling interest	9.2	—	9.2	—
Net income (loss) attributable to CVR Energy stockholders	$(25.2)	$45.8	$(71.0)	(155.0)%

Basic earnings (loss) per share	$(0.29)	$0.53	$(0.82)	(154.7)%
Diluted earnings (loss) per share	$(0.29)	$0.52	$(0.81)	(155.8)%

Adjusted net income	$67.1	$49.5	$17.6	35.6%
Per diluted share	$0.76	$0.56	$0.21	37.5%

Weighted-average common shares outstanding:
Basic	86.8	86.4	0.4	0.5%
Diluted	86.8	87.8	(1.0)	(1.1)%

	As of March 31,	As of December 31,
	2012	2011
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$500.9	$388.3
Working capital	741.2	769.2
Total assets	3,203.4	3,119.3
Long-term debt	852.9	853.9
Total CVR stockholders’ equity	1,130.1	1,151.6

	Three Months Ended March 31,
	2012	2011
	(in millions)
Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$186.3	$(16.0)
Investing activities	(59.4)	(7.1)
Financing activities	(14.4)	(11.1)
Net cash flow	$112.5	$(34.2)

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of our Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with our crude oil gathering and pipeline systems. The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) of which we own a majority interest and serve as general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer.  Detailed operating results for the Nitrogen Fertilizer segment for the quarter ended March 31, 2012 are included in CVR Partners’ press release dated May 1, 2012.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended March 31, 2012
Net sales	$1,898.5	$78.3	$(8.2)	$1,968.6
Cost of product sold	1,630.7	12.6	(8.1)	1,635.2
Direct operating expenses (1)	71.7	22.9	(0.1)	94.5
Major scheduled turnaround expense	21.0	—	—	21.0
Selling, general & administrative	13.9	6.0	25.4	45.3
Depreciation and amortization	26.3	5.4	0.4	32.1
Operating income (loss)	$134.9	$31.4	$(25.8)	$140.5

Capital expenditures	$35.4	$22.3	$1.8	$59.5

Three months ended March 31, 2011
Net sales	$1,111.3	$57.4	$(1.4)	$1,167.3
Cost of product sold	930.3	7.5	(1.0)	936.8
Direct operating expenses (1)	42.3	23.0	—	65.3
Major scheduled turnaround expense	3.1	—	—	3.1
Insurance recovery – business interruption	—	(2.9)	—	(2.9)
Selling, general & administrative	13.0	8.4	12.0	33.4
Depreciation and amortization	16.9	4.6	0.5	22.0
Operating income (loss)	$105.7	$16.8	$(12.9)	$109.6

Capital expenditures	$4.6	$2.0	$0.7	$7.3

(1)          Excluding turnaround expenses.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
March 31, 2012
Cash and cash equivalents (1)	$—	$225.6	$275.3	$500.9
Total assets	2,396.3	656.9	150.2	3,203.4
Long-term debt (1)	—	125.0	727.9	852.9

December 31, 2011
Cash and cash equivalents (1)	$—	$237.0	$151.3	$388.3
Total assets	2,322.1	659.3	137.9	3,119.3
Long-term debt (1)	—	125.0	728.9	853.9

(1)          Corporate and Other is inclusive of the Petroleum segment’s cash and cash equivalents and long-term debt.

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended March 31,
	2012	2011
	(in millions, except operating statistics)
Petroleum Segment Summary Financial Results:
Net sales	$1,898.5	$1,111.3
Cost of product sold	1,630.7	930.3
Refining margin*	267.8	181.0
Direct operating expenses	71.7	42.3
Major scheduled turnaround expense	21.0	3.1
Depreciation and amortization	26.3	16.9
Gross profit	148.8	118.7
Selling, general and administrative expenses	13.9	13.0
Operating income	$134.9	$105.7
Refining margin adjusted for FIFO impact*	$248.5	$159.1

Adjusted Petroleum EBITDA*	$144.9	$91.7

Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$20.07	$20.38
FIFO impact (favorable) unfavorable	(1.45)	(2.47)
Refining margin adjusted for FIFO impact*	18.62	17.91
Gross profit	11.15	13.36
Direct operating expenses	6.95	5.10
Direct operating expenses per barrel sold	$6.51	$4.88
Barrels sold (barrels per day)	156,573	103,200

	Three Months Ended March 31,
	2012		2011
Petroleum Segment Summary Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	110,636	71.2%	79,924	75.7%
Light/medium sour	24,982	16.1%	599	0.6%
Heavy sour	11,040	7.1%	18,161	17.2%
Total crude oil throughput	146,658	94.4%	98,684	93.5%
All other feedstocks and blendstocks	8,727	5.6%	6,873	6.5%
Total throughput	155,385	100.0%	105,557	100.0%

Production:
Gasoline	81,291	52.6%	49,610	46.9%
Distillate	62,329	40.4%	42,876	40.6%
Other (excluding internally produced fuel)	10,879	7.0%	13,200	12.5%
Total refining production (excluding internally produced fuel)	154,499	100.0%	105,686	100.0%

Product price (dollars per gallon):
Gasoline	$2.87		$2.65
Distillate	3.12		2.90

	Three Months Ended March 31,
	2012	2011
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$103.03	$94.60
Crude Oil Differentials:
WTI less WTS (light/medium sour)	3.67	4.10
WTI less WCS (heavy sour)	27.12	21.95
NYMEX Crack Spreads:
Gasoline	25.44	18.03
Heating Oil	29.61	23.94
NYMEX 2-1-1 Crack Spread	27.53	20.99
PADD II Group 3 Basis:
Gasoline	(6.78)	(2.05)
Ultra Low Sulfur Diesel	(1.64)	1.15
PADD II Group 3 Product Crack:
Gasoline	18.66	15.98
Ultra Low Sulfur Diesel	27.98	25.10
PADD II Group 3 2-1-1	23.32	20.54

	Three Months Ended March 31,
	2012	2011
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,295.7	$1,111.1
Cost of product sold	1,136.3	930.2
Refining margin*	159.4	180.9
Direct operating expenses	43.8	42.3
Turnaround expenses	20.1	3.1
Depreciation and amortization	17.3	16.3
Gross profit	78.2	119.2
Selling, general and administrative expenses	10.4	12.9
Operating income	$67.8	$106.3

Refining margin adjusted for FIFO impact*	$144.3	$159.0

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$19.82	$20.38
FIFO impact (favorable) unfavorable	(1.88)	(2.47)
Refining margin adjusted for FIFO impact*	17.94	17.91
Gross profit	9.73	13.43
Direct operating expenses	7.94	5.11
Direct operating expenses per barrel sold	$6.88	$4.89
Barrels sold (barrels per day)	102,077	103,200

	Three Months Ended
	March 31,
	2012		2011
Coffeyville Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	71,916	76.7%	79,924	75.7%
Light/medium sour	5,447	5.8%	599	0.6%
Heavy sour	11,040	11.8%	18,161	17.2%
Total crude oil throughput	88,403	94.3%	98,684	93.5%
All other feedstocks and blendstocks	5,367	5.7%	6,873	6.5%
Total throughput	93,770	100.0%	105,557	100.0%

Production:
Gasoline	50,269	53.0%	49,610	46.9%
Distillate	41,075	43.3%	42,876	40.6%
Other (excluding internally produced fuel)	3,492	3.7%	13,200	12.5%
Total refining production (excluding internally produced fuel)	94,836	100.0%	105,686	100.0%

Product price (dollars per gallon):
Gasoline	$2.88		$2.65
Distillate	3.10		2.90

Three Months Ended
March 31, 2012
(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$825.5
Cost of product sold	717.5
Refining margin*	108.0
Direct operating expenses	27.9
Turnaround expenses	0.9
Depreciation and amortization	8.3
Gross profit	70.9
Selling, general and administrative expenses	3.4
Operating income	$67.5

Refining margin adjusted for FIFO impact*	$103.8

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$20.36
FIFO impact (favorable) unfavorable	(0.79)
Refining margin adjusted for FIFO impact*	19.57
Gross profit	13.36
Direct operating expenses	5.43
Direct operating expenses per barrel sold	$4.28
Barrels sold (barrels per day)	73,919

	Three Months Ended
	March 31, 2012
	(in millions, except operating statistics)
Wynnewood Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	38,720	62.8%
Light/medium sour	19,535	31.7%
Heavy sour	—	—%
Total crude oil throughput	58,255	94.5%
All other feedstocks and blendstocks	3,360	5.5%
Total throughput	61,615	100.0%

Production:
Gasoline	31,022	52.0%
Distillate	21,254	35.6%
Other (excluding internally produced fuel)	7,387	12.4%
Total refining production (excluding internally produced fuel)	59,663	100.0%

Product price (dollars per gallon):
Gasoline	$2.91
Distillate	3.17

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own a majority interest and serve as general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter ended March 31, 2012 are included in CVR Partners’ press release dated May 1, 2012.

	Three Months Ended March 31,
	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Financial Results:
Net sales	$78.3	$57.4
Cost of product sold	12.6	7.5
Direct operating expenses	22.9	23.0
Insurance recovery — business interruption	—	(2.9)
Depreciation and amortization	5.4	4.6

Operating income	$31.4	$16.8

Adjusted Nitrogen Fertilizer EBITDA*	$38.0	$25.9

	Three Months Ended March 31,
	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (1)	89.3	105.3
Ammonia (net available for sale) (1)	25.0	35.2
UAN	154.6	170.6

Petroleum coke consumed (thousand tons)	120.5	124.1
Petroleum coke (cost per ton)	$42	$15

Sales (thousand tons):
Ammonia	29.9	27.3
UAN	158.3	179.3

Product pricing (plant gate) (dollars per ton) (2):
Ammonia	$613	$564
UAN	$313	$207

On-stream factors (3):
Gasification	93.3%	100.0%
Ammonia	91.5%	96.7%
UAN	83.6%	93.2%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$586	$605
UAN — Mid Cornbelt (dollars per ton)	$343	$349

* See Use of Non-GAAP Financial Measures below.

(1)            Gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)            Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)            On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed below, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

	Three Months Ended March 31,
	2012	2011
	(in millions, except per share data)
Reconciliation of Net Income (loss) to Adjusted Net Income:
Net Income (loss) attributable to CVR Energy stockholders	$(25.2)	$45.8
Adjustments (all net of taxes):
FIFO impact (favorable)	(11.7)	(13.2)
Share-based compensation	2.4	13.8
Loss on extinguishment of debt	—	1.2
Major scheduled turnaround expense	12.7	1.9
Unrealized loss on derivatives	77.7	—
Expenses associated with proxy matters	9.0	—
Expenses associated with the acquisition of Gary-Williams, net of taxes (1)	2.2	—
Adjusted net income	$67.1	$49.5

Adjusted net income per diluted share	$0.76	$0.56

(1)         Legal, professional and integration expenses related to acquisition of Gary-Williams in December 2011.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, realized gain (loss) on derivatives, net, loss on disposition of fixed assets, depreciation and amortization and other income (expense). Adjusted EBITDA by operating segment results from operating income by segment adjusted for items that we believe are needed in order to evaluate results in a more comparative analysis from period to period. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of our liquidity but should be utilized as a supplemental measure of liquidity in evaluating our business. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three months ended March 31, 2012 and 2011:

	Three Months Ended March 31,
	2012	2011
	(in millions)
Petroleum:
Petroleum operating income	$134.9	$105.7
FIFO impacts (favorable)	(19.3)	(21.9)
Share-based compensation	1.0	6.6
Major scheduled turnaround expenses	21.0	3.1
Realized (loss) on derivatives, net	(19.1)	(18.8)
Depreciation and amortization	26.3	16.9
Other income	0.1	0.1
Adjusted Petroleum EBITDA	$144.9	$91.7

	Three Months Ended March 31,
	2012	2011
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$31.4	$16.8
Share-based compensation	1.2	4.6
Depreciation and amortization	5.4	4.6
Other (expense)	—	(0.1)
Adjusted Nitrogen Fertilizer EBITDA	$38.0	$25.9

Derivatives Summary. To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as we may deem appropriate) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. From time to time our petroleum segment holds various NYMEX positions through a third-party clearing house. In addition, the Company enters into commodity swap contracts. The physical volumes are not exchanged and these contracts are net settled with cash.

The table below summarizes our open commodity derivatives positions as of March 31, 2012.  The positions are primarily in the form of ‘crack spread’ swap agreements with financial counterparties, wherein the Company will receive the fixed prices noted below.

Commodity Swaps

	Barrels	Fixed Price(1)
Second Quarter 2012	4,800,000	$26.12
Third Quarter 2012	4,650,000	23.68
Fourth Quarter 2012	3,075,000	20.54

First Quarter 2013	2,025,000	24.23
Second Quarter 2013	1,050,000	24.74
Third Quarter 2013	1,050,000	23.67
Fourth Quarter 2013	1,050,000	22.23

Total	17,700,000	$23.83

(1)         Weighted-average price of all positions for period indicated.